EXHIBIT 10.6


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                              ASSIGNMENT AGREEMENT


         This ASSIGNMENT AGREEMENT (this "Agreement") is made and entered into this 16th day of April, 1997, by and between FIRST USA MERCHANT SERVICES, INC., a Nevada corporation with its principal place of business at 1601 Elm Street, 7th Floor, Dallas, Texas 75201 ("First USA") and ELECTRONIC CARD ACCEPTANCE CORPORATION, a Virginia corporation with its principal place of business at 4900 Seminary Road, Suite 550, Alexandria, Virginia 22311 ("Company").

         WHEREAS, Company has agreed to assign, sell, transfer and convey to First USA, and First USA has agreed to purchase from Company, all of Company's rights with respect to payments and fees related to certain merchant accounts, under that certain Independent Sales Organization Marketing Agreement dated August 16, 1996 (the "ISO Agreement"); and

                  WHEREAS, the parties desire to terminate the ISO Agreement and First USA desires to purchase any and all rights of the Company under the ISO Agreement as well as in and to certain merchant accounts, upon the terms and conditions provided herein;

         NOW, THEREFORE, in consideration of the mutual promises contained herein, First USA and Company hereby agree as follows:

         1. TERMINATION OF ISO AGREEMENT. The parties hereby agree that except with respect to the surviving sections specifically referenced herein, the ISO Agreement is hereby terminated. The parties hereby agree that all provisions of the ISO Agreement are hereby terminated except that Sections 5, 6 and 7, 10(C) and 12 shall survive termination of the ISO Agreement.

         2. PURCHASE OF RIGHTS UNDER MERCHANT ACCOUNTS. Company hereby sells, assigns, transfers and conveys to First USA, and First USA hereby purchases for the consideration set forth herein and receives from Company, free and clear of any and all Liens, any and all rights, title, interests and claims of the Company under the ISO Agreement and with respect to all merchant accounts solicited or referred by the Company pursuant to the ISO Agreement, including without limitation any and all fees, discount rates, commissions, and other fees with respect to such merchant accounts (such merchants are referred to herein as the "Merchants," and such accounts are referred to herein as the "Merchant Accounts"). A list of each of the Merchants and Merchant Accounts is contained in Schedule A hereto. For purposes of this Agreement, "Liens" shall include all liens, debts, options, pledges, security interests, rights of first refusal, claims, commitments, encumbrances, or any other restrictions, liabilities or charges of every nature, kind and description whatsoever.

         3. NO LIABILITIES. First USA is not hereby assuming or agreeing to pay, discharge or otherwise be responsible for any debt, liability, commitment, undertaking or any other obligation of Company, whether known or unknown, absolute or contingent or otherwise.



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         4. CONSIDERATION.  The maximum  consideration (the "Purchase Price") to be paid by First USA to Company for the transaction described herein is $3,700,000, of which $500,000 is hereby paid to and receipt is acknowledged by the Company. The Company shall, within ninety (90) days from the date hereof, use its best efforts to deliver executed contracts with all Merchants, in a form agreed to by First USA, to First USA. At such time First USA shall pay the Company a proportionate amount of the Purchase Price relative to the number of executed Merchant contracts delivered (i.e., if executed contracts for 100% of the Merchants are delivered, First USA shall pay $3.2 million to the Company; if 75% of Merchant contracts are delivered. First USA shall pay $2.275 million to the Company).

         5.   REPRESENTATIONS,   WARRANTIES   AND   COVENANTS.   Company  hereby
represents, warrants and covenants to First USA, as of the date hereof and the Effective Date, as follows:

              (a) The execution, delivery and performance of this Agreement by Company has been duly authorized and approved by all necessary corporate or other action, and this Agreement is legally binding on and enforceable against Company in accordance with its terms. The execution and delivery of this Agreement does not violate the provisions of Company's articles of incorporation or bylaws, each as amended to the date hereof, or any judgment, decree, mortgage, agreement, law, indenture or other instrument applicable to Company. No notice to, filing with, authorization of, exemption by, or consent or approval of any third person is necessary for the consummation by Company of the transactions contemplated by this Agreement, or for the performance of Company's obligations hereunder.

              (b) Company has fully performed its services under the ISO Agreement with respect to each Merchant and Merchant Account. There is no action, suit, proceeding, claim or investigation pending or, to the best of Company's knowledge, threatened, by any Merchant with against or with respect to the Company. All of the Merchants are listed on Schedule A attached hereto and constitute all of the merchants referred by Company to First USA pursuant to the ISO Agreement. Company is not a party to, and has not entered into, any agreements, understandings or arrangements with any of the Merchants.

              (c) Company is not aware of any information necessary to enable a prospective purchaser to make an informed investment decision to purchase the interests to the ISO Agreement and the Merchants and Merchant Accounts described herein, which has not been expressly disclosed in writing, nor of any fact which materially adversely affects the business, operations, properties, prospects or conditions, financial or otherwise, of the Merchants and Merchant Accounts which has not been disclosed in writing to First USA.

              (d) This Agreement conveys all rights, title and interests, free and clear of all Liens, of Company in the ISO Agreement and in the Merchant Accounts.



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         6. MISCELLANEOUS.

              (a) Amendment and Waiver. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

              (b) Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, registered or certified mail, postage prepaid, as follows:

         If to First USA:     First USA Merchant Services, Inc.
                                   1601 Elm Street, 8th Floor
                                   Dallas, Texas 75201
                                   Attention: Elena Anderson,
                                              Group Executive

         with a copy to:      First USA Paymentech, Inc.
                                   1601 Elm Street, 47th Floor
                                   Dallas, Texas 75201
                                   Attention: Philip Taken,
                                              General Counsel

         If to Company:       Electronic Card Acceptance Corporation
                                   550 Seminary Road, Suite 550
                                   Alexandria, Virginia 22311
                                   Attention:  ___________________

              (c) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas.

              (d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              (e) Severability. If any term or condition of this Agreement should be held invalid by a court, arbitrator or tribunal of competent jurisdiction in any respect, such invalidity shall not affect the validity of any other term or condition hereof. If any terms or condition of this Agreement should be held to be unreasonable as to time, scope or otherwise by such a court, arbitrator or tribunal, it shall be construed by limiting or reducing it to the minimum extent so as to be enforceable under then applicable law. The parties hereto acknowledge that they would have executed this Agreement with any such invalid term or condition excluded or with any such unreasonable term so limited or reduced.



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              (f) Indemnification. The Company shall indemnify First USA for all costs, damages, expenses and liabilities relating to or arising from (i) transactions of Merchants occurring on or prior to the Effective Date and (ii) any claims or rights of any third parties in or to the Merchant Accounts.

         IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Amendment as of the date first above written.

FIRST USA MERCHANT SERVICES, INC.      ELECTRONIC CARD ACCEPTANCE
                                       CORPORATION



By: /s/ Nancy W. Newton                By: /s/ E. D. Gable
Name:  Nancy W. Newton                 Name:  E. D. Gable
Title:  Group Manager                  Title:  Chairman



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